UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2014

Commission File Number: 333-179321

GREAT EAST ENERGY, INC.
 (Exact name of registrant as specified in its charter)

Delaware	46-0525801
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

173 Keith St., Suite 300
Warrenton, VA 20186
(Address of principal executive offices)

Tel: 540-347-2212
Fax: 540-347-2291
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 5, 2014, Great East Energy, Inc., a Delaware corporation (the “Company”) consummated a private placement of an aggregate of 50,000 shares of its common stock, par value $0.001 per share (“Common Stock”), for gross proceeds of $50,000 at a per share price of $1.00 pursuant to a Subscription Agreement with an accredited investor.

The Subscription Agreement contains representations and warranties of the Company and the investor which are customary for transactions of this type. It also obligates the parties to the agreement to indemnify each other for any losses arising out of any breach of the agreement or failure by such party to perform with respect to the representations, warranties or covenants contained in the agreement.

The foregoing description of the Subscription Agreement is qualified in its entirety by the text of the agreement annexed hereto as Exhibit 10.1.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES.

Reference is made to Item 1.01. The issuance of the Company’s securities described herein was effectuated pursuant to the exemption from the registration requirements of the 1933 Act provided by Section 4(2) of the Act and Regulation D promulgated thereunder.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) The following exhibits are filed with this report:

Exhibit No.	Description

10.1	Form of Subscription Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great East Energy, Inc.

Dated: February 7, 2014	By:	/s/ Timur Khromaev
Name: Timur Khromaev
Title: Chief Executive Officer

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